SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material under ss.240.14a-12

                                 Eagle Bancorp
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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|X|   No Fee Required

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            pursuant to Exchange Act Rule 0-11 (set forth the amount on which
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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

      1.    Amount previously paid:

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

                                 EAGLE BANCORP
                              1400 Prospect Avenue
                              Helena, Montana 59601
                                 (406) 442-3080

                               September 15, 2000

Dear Stockholder:

      You are invited to attend the First Annual Meeting of Stockholders (the "Annual Meeting") of Eagle Bancorp, the stock holding company for American Federal Savings Bank (the "Bank"). The Annual Meeting is scheduled to be held on Thursday, October 19, 2000, at 10:00 a.m., Montana time at the main office of the Bank, located at 1400 Prospect Avenue, Helena, Montana.

      The attached Notice of Annual Meeting and Proxy Statement describes the proposals to be voted on at the Annual Meeting. The Board of Directors of Eagle Bancorp has determined the approval of the proposals is in the best interest of Eagle Bancorp and its stockholders. Therefore, the Board unanimously recommends that you vote in favor of all proposals and in favor of the Board's nominees for director. Members of the Board and officers of Eagle Bancorp will be present at the Annual Meeting to respond to any questions that you may have regarding the agenda for the Annual Meeting.

      Please sign and return the enclosed proxy card promptly. Your cooperation is appreciated since a majority of the common stock outstanding must be represented either in person or by proxy to constitute a quorum for the conduct of business at the annual meeting.

      On behalf of the Board of Directors and all of the employees of Eagle Bancorp, I wish to thank you for all your support and interest. We look forward to seeing you at the Annual Meeting.

                                                   Sincerely yours,


                                                   /s/ Larry A. Dreyer

                                                   Larry A. Dreyer
                                                   President and CEO

                                  EAGLE BANCORP
                              1400 Prospect Avenue
                                Helena, MT 59601
                                 (406) 442-3080

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 19, 2000

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Eagle Bancorp ("Eagle" or the "Company") will be held at the home office of American Federal Savings Bank located at 1400 Prospect Avenue, Helena, Montana on Thursday, October 19, 2000, at 10:00 a.m. Montana time, for the following purposes, as more completely set forth in the accompanying Proxy Statement:

      I. To elect two (2) directors of the Company for three year terms.

      II. To ratify the appointment by the Company's Board of Directors of the firm of Anderson ZurMuehlen & Co, P.C. as independent public accountants for the Company for the fiscal year ending June 30, 2001.

      III. To approve the Eagle Bancorp 2000 Stock Incentive Plan for directors, officers and employees (the "Stock Incentive Plan").

      IV. To transact such other business as may properly come before the meeting. Except with respect to procedural matters incident to the conduct of the meeting, management of Eagle is not aware of any matters other than those set forth above which may properly come before the meeting.

      The Board of Directors of Eagle has fixed September 8, 2000, as the voting record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting.

                                                   BY ORDER OF THE BOARD OF
                                                   DIRECTORS


                                                   /s/ Larry A. Dreyer

                                                   Larry A. Dreyer
                                                   President & CEO

September 15, 2000
Helena, Montana

      YOUR VOTE IS IMPORTANT. YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF. PROXIES MUST BE RECEIVED PRIOR TO THE COMMENCEMENT OF THE MEETING.

                                  EAGLE BANCORP

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 19, 2000

      This Proxy Statement is being furnished to the holders of the common stock, par value $0.01 per share ("Common Stock"), of Eagle Bancorp ("Eagle" or the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at its first Annual Meeting of Stockholders ("Annual Meeting") to be held on Thursday, October 19, 2000, at the home office of American Federal Savings Bank located at 1400 Prospect Avenue, Helena, Montana at 10:00 a.m. Montana time, for the purposes set forth in the attached Notice of Annual Meeting of Stockholders. This Proxy Statement is first being mailed to stockholders on or about September 19, 2000.

      Each proxy solicited hereby, if properly signed and returned to Eagle and not revoked prior to its use, will be voted in accordance with the instructions indicated on the proxies. If no contrary instructions are given, each signed proxy received will be voted in favor of the election of Messrs. Maierle and McCarvel, in favor of the ratification of Anderson ZurMuehlen & Co., P.C., in favor of the Stock Incentive Plan, and in the discretion of the proxy holder, as to any other matter which may properly come before the Annual Meeting. Only proxies that are returned can be counted and voted at the Annual Meeting.

                             SOLICITATION OF PROXIES

      All costs of the solicitation of proxies will be borne by Eagle. In addition, directors, officers and other employees of Eagle or American Federal Savings Bank (the "Bank" or "American Federal") may solicit proxies personally or by telephone or other means without additional compensation. Eagle will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock.

                              REVOCATION OF PROXIES

      A stockholder who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to the Secretary of Eagle, (ii) properly submitting to Eagle a duly-executed proxy bearing a later date, or (iii) attending the Annual Meeting and voting in person. All written notices of revocation and other communications with respect to revocation of proxies should be addressed as follows: Eagle Bancorp, 1400 Prospect Avenue, Helena, Montana 59601, Attention: Deborah M. Willey. Proxies solicited hereby may be exercised only at the Annual Meeting and will not be used for any other meeting.

                                VOTING SECURITIES

      The securities that may be voted at the Annual Meeting consists of shares of Common Stock, with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting. Only holders of record of Common Stock at the close of business on September 8, 2000, (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. On the Record Date there were 1,223,572 shares of Common Stock issued and outstanding. 648,493 shares of Common Stock are held by Eagle Financial MHC, Eagle's mutual holding company. Eagle had no other class of securities outstanding at this time.

      The presence in person or by proxy of the holders of at least a majority of the total number of shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. With respect to any matter, any shares for which a broker indicates on the proxy that it does not have discretionary authority as to such shares to vote on such matter ("Broker Non-Votes") will be considered present for the purposes of determining whether a quorum is present. In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting shall be adjourned in order to permit further solicitation of proxies.

                                VOTING PROCEDURES

      Once a quorum has been established, the affirmative vote of a majority of the outstanding shares of Common Stock present or represented by proxy at the Annual Meeting is required to approve the proposals described in this proxy statement, except as described below. Additionally, directors can be elected by a plurality of stockholders. Stockholders are not permitted to cumulate their votes for the election of directors or any other purpose. Votes may be cast for or withheld from each nominee for election as directors. Votes that are withheld and Broker Non-Votes will have no effect on the outcome of the election for directors because directors will be elected by a plurality of votes cast.

      With respect to the other proposals to be voted upon at the Annual Meeting, stockholders may vote for or against a proposal and may abstain from voting. Ratification of Anderson ZurMuehlen & Co., P.C. as independent auditors for the fiscal year ending June 30, 2001, will require the affirmative vote of a majority of the outstanding shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote. Abstentions and Broker Non-Votes will have the same effect as a vote against this proposal.

      Approval of the Stock Incentive Plan will require the affirmative vote of the holders of the majority of total votes eligible to be cast at the Annual Meeting (excluding shares of Common Stock held by Eagle Financial MHC). Abstentions and Broker Non-Votes will have the same effect as a vote against the approval of the Stock Incentive Plan.

      The Company's annual report on Form 10-KSB for its fiscal year ended June 30, 2000, is mailed herewith to stockholders. The Company has filed with the Securities and Exchange Commission (the "SEC") this report. Stockholders may obtain, free of charge, an additional copy of the annual report on Form 10-KSB by requesting it by telephone or in writing from Deborah M. Willey, Eagle Bancorp, 1400 Prospect Avenue, Helena, Montana 59601, (406) 442-3080.

      Executed, unmarked proxies will be voted FOR all proposals.

      Proxies solicited hereby are to be returned to the Company's transfer agent, Registrar & Transfer Company. The Board of Directors has designated Deborah M. Willey, corporate secretary, to act as Inspector of Election and tabulate votes at the Annual Meeting. After the final adjournment of the Annual Meeting, the proxies will be returned to the Company.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

      The following table sets forth information as of June 30, 2000, except as specifically noted, with respect to ownership of the Company's Common Stock by:
(i) Eagle Financial MHC, the company's mutual holding company; (ii) the American Federal Savings Bank Employee Stock Ownership Plan (the "ESOP"); (iii) the executive officers and directors of the Company; and (iv) all the directors and executive officers of the Company as a group. Except for those listed below, Eagle has no knowledge of any other person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) who owns beneficially more than 5% of the Common Stock.

                                                                                        Common Stock
                                                                                    Beneficially Owned(1)
                                                                                    ---------------------

          Name                                  Title or Address               Number(2)            Percent
          ----                                  ----------------               ---------            -------
Eagle Financial MHC                       1400 Prospect Avenue                  648,493              53.00%
                                          Helena, MT  59601

American Federal Savings Bank             1400 Prospect Avenue
Employee Stock Ownership Plan             Helena, MT  59601                      46,006               3.76%

Robert L. Pennington                      Chairman of the Board                  17,500(3)            1.43%

Charles G. Jacoby                         Vice Chairman of the Board             13,750               1.12%

Don O. Campbell                           Director                                6,250                  *

Larry A. Dreyer                           Director, President and Chief          17,500               1.43%
                                          Executive Officer

Teresa Hartzog                            Director                               11,250                  *

James A. Maierle                          Director                               13,750(4)            1.12%

Thomas J. McCarvel                        Director                                8,250                  *

Peter J. Johnson                          Senior Vice President/Treasurer        12,550(5)            1.03%

Michael C. Mundt                          Senior Vice President/Lending           5,000                  *

Joanne Y. Sanderson                       Senior Vice President/Operations       17,500               1.43%

Directors and Executive Officers as a
group (10 persons)                        N/A                                   123,300              10.08%

--------------------
(1) Except as otherwise noted, all beneficial ownership by directors and executive officers is direct and each director or executive officer exercises sole voting and investment power over the shares.
(2) Reflects information provided by these persons, filings made by these persons with the Securities and Exchange Commission, and other information known to Eagle.
(3) Includes 5,000 shares held jointly by Mr. Pennington and his spouse. Mr. Pennington has shared voting and investment power over these 5,000 shares.
(4) Includes 5,000 shares held by Rosmar, Inc. Mr. Maierle is President of Rosmar, Inc.
(5)   Includes 50 shares held by children.
*     Represents less than 1% of outstanding shares.

                                 ---------------

                       PROPOSAL I - ELECTION OF DIRECTORS

      The Company's Bylaws provide that the Board of Directors be composed of seven (7) members, whose terms are divided into three approximately equal classes. The members of each class are elected for a term of three years. One class is elected annually.

      Two directors will be elected at the Annual Meeting. The Board of Directors has nominated current directors James A. Maierle and Thomas J. McCarvel for re-election. If elected, Messrs. Maierle and McCarvel will each serve as director for a three year term expiring at the Annual Meeting to be held in 2003.

      The Board of Directors acts as Eagle's Nominating Committee and determines management nominees for election as directors. The Bylaws also allow stockholders to submit nominations in writing directly to the Corporate Secretary of the Company not fewer than five (5) days prior to the date of the Annual Meeting. No stockholder nominations have been received by the Company. There are no arrangements known to management between the persons named and any other person pursuant to which such nominees were selected.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE NOMINEES FOR DIRECTOR UNDER THIS PROPOSAL I.

      The persons named in the enclosed proxy intend to vote for the election of the named nominees, unless the proxy is marked by the stockholder to the contrary. Eagle Financial MHC, which owns a majority of the Company's common stock, also intends to vote its shares in favor of the named nominee. If any nominee is unable to serve, all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend. The Board of Directors knows of no reason why any nominee might be unable to serve.

      The following table sets forth certain information, as of June 30, 2000, with respect to each nominee, and each director continuing in office.

        Name                        Age      Director Since(1)     New or Current Term to Expire(2)
        ----                        ---      -----------------     --------------------------------
BOARD NOMINEES

James A. Maierle                    52             1997                         2003

Thomas J. McCarvel                  51             1998                         2003

DIRECTORS CONTINUING IN OFFICE

Robert L. Pennington                68             1973                         2001

Don O. Campbell                     66             1994                         2001

Larry A. Dreyer                     54             1990                         2002

Teresa Hartzog                      70             1993                         2002

Charles G. Jacoby                   67             1979                         2001

--------------------
(1) Includes prior service on the Board of Directors of American Federal Savings Bank.
(2)   All terms expire on the date of the Annual Meeting.

                                 ---------------

      The principal occupation for the last five years for each nominee and continuing director of the Company is set forth below.

      Robert L. Pennington        Mr. Pennington is the Chairman of Eagle. He
                                  was previously the President and Chief
                                  Executive Officer of American Federal Savings
                                  Bank from 1974 through 1995, when he retired.
                                  He has served as Chairman of American Federal since 1993.

      Charles G. Jacoby           Mr. Jacoby is retired. He formerly owned a
                                  retail clothing establishment in Helena. He serves as Vice Chairman of the Board.

      Don O. Campbell             Mr. Campbell is a certified public accountant
                                  and previously served as Vice President and Controller of Capri, Inc., an investment management company located in Helena.

      Larry A. Dreyer             Mr. Dreyer is currently President (since 1993)
                                  and Chief Executive Officer (since 1995) of
                                  American Federal. He is also President and CEO of Eagle. He joined American Federal Savings
                                  Bank in 1973, serving as its Controller. He is a board member of the Lewis and Clark County
                                  United Way, a member and past president of the Downtown Helena Kiwanis Club and past chairman of both the St. Peter's Hospital Foundation and Diocese of Helena Finance Council. He is also a member of the Independent Community
                                  Bankers of America, National Bank Services
                                  Committee.

      Teresa Hartzog              Ms. Hartzog is retired. She was formerly
                                  employed by the Leaphart law firm where she served as office manager and a legal secretary.

      Thomas J. McCarvel          Mr. McCarvel currently serves as a Vice
                                  President of Carroll College in Helena. He was previously the Chief Operating Officer of Anderson ZurMuehlen & Co., P.C., a public accounting firm in Helena, Montana, and Eagle and American Federal's independent auditors.

      James A. Maierle            Mr. Maierle currently serves as President of
                                  Morrison-Maierle, Inc., a civil engineering corporation, headquartered in Helena.

Board Meetings and Committees

      The Board of Directors currently meets once a month and may have additional meetings. During the fiscal year ended June 30, 2000, the Board met 17 times. All Directors who served as directors during the fiscal year ended June 30, 2000, attended at least 75% of Board meetings. All committee members attended at least 75% of the meetings of their respective committees. The standing committees include the following:

      Audit Committee. The Audit Committee met five (5) times during the fiscal year ended September 30, 2000. The Audit Committee reviews the internal audit department of the Bank as well as selecting the independent auditors for Eagle. It also has oversight of the Bank's internal control structure and financial reporting and reviews the Bank's annual audit plan. This committee currently consists of Campbell and Jacoby.

      Compensation Committee. The Compensation Committee met one (1) time in fiscal 2000. It reviews and discusses employee performance and prepares recommendations for annual salary adjustments and bonuses. This committee currently consists of Messrs. Pennington and Campbell and Ms. Hartzog.

      The Investment Committee. The Investment Committee consists of Directors Dreyer, Jacoby and Maierle, as well as executive officers Johnson and Mundt. The Investment Committee meets at least quarterly in order to review investment performance and strategy. The Investment Committee met five (5) times during the year ended June 30, 2000.

      The Asset Liability Management Committee. The Asset Liability Management Committee consists of Directors Pennington and Dreyer as well as executive officers Johnson and Mundt. The Asset Liability Management Committee meets at least quarterly to review American Federal's policies concerning interest rate risk and loan and deposit rates. It met four (4) times during the year ended June 30, 2000.

Directors' Compensation

      During fiscal 2000, each director, except for the Chairman of the Board, was paid an annual fee of $12,000. The Chairman of the Board receives an annual fee of $19,800. Also, each non-employee director, other than the Chairman of the Board, was paid $130 for each committee meeting attended. The total fees paid to the directors of Eagle for the year ended June 30, 2000, were approximately $97,400. Eagle has no other director compensation plans or director deferred compensation plans. Each director of the Company also serves as a director of American Federal and Eagle Financial MHC. Directors do not receive additional compensation for their service on the boards of American Federal or Eagle Financial MHC.

Executive Compensation

      Summary Compensation Table. The following table sets forth the cash and non-cash compensation awarded to or earned by Larry A. Dreyer in each of the last two fiscal years. No other executive officer of Eagle or American Federal served as President or earned a total salary and bonus in excess of $100,000 during these two fiscal years.

                                                       Annual Compensation
                                       ---------------------------------------------------
                                         As of                              Other Annual        All Other
Name and Position                      June 30(1)  Compensation     Bonus  Compensation(2)   Compensation(3)
-----------------                      ----------  ------------     -----  ---------------   ---------------
Larry A. Dreyer                           2000        $98,000      $6,860      $12,000           $33,482
President and Chief Executive Officer     1999        $96,000      $9,025      $12,000           $29,875

      ----------
      (1) Compensation information for the fiscal year ended June 30, 1998 has been omitted as American Federal Savings Bank was not a public company nor a subsidiary thereof at such times.
      (2) Represents compensation for serving on the board of directors of Eagle Bancorp in fiscal 2000 and American Federal in fiscal 1999.
      (3) For fiscal 2000 consists of employer contribution to profit sharing plan of $10,489, $1,463 for employer 401(k) payments, $18,002 for employer deferred compensation payments and $3,529 for various medical and life insurance payments.

                              --------------------

      Employment Agreement. American Federal entered into an Employment Agreement with its President, Larry A. Dreyer, effective January 1, 2000. The Employment Agreement has an initial term of three years. The Employment Agreement is terminable by the Bank for cause as defined in the Employment Agreement. If Mr. Dreyer is terminated without cause, he will be entitled to a continuation of his salary plus bonuses and deferred compensation from the date of termination through the remaining term of the Employment Agreement. The aggregate payment made to Mr. Dreyer would be an expense to the Bank and would result in reductions to net income and capital. After the first three years, the Employment Agreement may be renewed annually by the board of directors after a determination of the satisfactory performance of Mr. Dreyer in the Board's sole discretion. If Mr. Dreyer becomes disabled during the term of the Employment Agreement, he would continue to receive payment of 75% of the base salary until he returns to full-time employment at American Federal, reaches age 65, accepts another full-time position with another employer, or upon his death. Such payments shall be reduced by any other benefit payments made under a disability plan in effect for Mr. Dreyer and the Bank's other employees.

      Non-Contributory Profit Sharing Plan. Neither Eagle nor American Federal has a pension plan for employees. Instead, the Bank has established a non-contributory profit sharing plan for eligible employees who have completed one year of service with American Federal. The non-contributory plan enables American Federal to contribute up to 15% of qualified salaries each year. Typically 10% is contributed. The percentage amount of the contribution is determined by the board of directors each year and is based primarily on profitability for the past year. For the year ended June 30, 2000, the Board authorized profit sharing contributions to Mr. Dreyer of $10,498 and total contributions of $177,000.

      The Non-Contributory Profit Sharing Plan also allows employees to make contributions to a tax-qualified defined contribution savings plan or an employee owned 401(k) plan. Employees can contribute a portion of their salaries, (up to a maximum of $10,500 for calendar 2000), to a 401(k) plan. Eagle's board of directors has the authority to match up to a maximum of 50% of an employee's contribution provided that the matching amount does not exceed 3.0% of such employee compensation. For the year ended June 30, 2000, the Bank contributed $1,463 to Mr. Dreyer's 401(k) program and $19,000 in total to the 401(k) program.

      Salary Continuation Agreement. Another benefit offered by American Federal is a program to increase overall retirement benefits for employees to levels which more closely approximate those in comparable businesses. American Federal consulted with independent compensation consultants and developed a plan to supplement retirement benefits. The plan American Federal adopted covers eight of its senior officers, including Mr. Dreyer and all senior vice presidents and vice presidents. It is a non-qualified retirement plan which is designated the American Federal Savings Bank Salary Continuation Agreement (the "Salary Continuation Agreement"). Under the Salary Continuation Agreement, each officer receives a fixed retirement benefit based on his or her years of service with American Federal. This plan is funded by insurance policies owned by American Federal. It also provides for partial payments in the event of early retirement, death or disability. In Mr. Dreyer's case, if he retires at age 65, the Salary Continuation Agreement provides for a lump sum payment of $414,000, or an annual payment for life of $45,000. American Federal has purchased life insurance contracts for each covered executive to fund the payments. American Federal Savings Bank recognizes expenses to maintain the plan. For the year ended June 30, 2000, the total expenses were $71,000.

      The plan also contains a provision which reduces the annual or lump sum benefit to Mr. Dreyer by 10% and to other executives by 5% in the event any of the executives or Mr. Dreyer is the recipient of stock options from Eagle Bancorp. If the Stock Incentive Plan is approved pursuant to Proposal III, it is anticipated that Mr. Dreyer will be awarded stock options and, therefore, will have his benefit under the Salary Continuation Agreement reduced.

      Bonus Plan. American Federal also provides a discretionary bonus program ("Bonus Program") for all eligible employees. The Bonus Program is based on the after-tax net profitability of American Federal and is linked specifically to the Bank's return on assets. In the case of non-officer employees, bonus amounts are based on salary levels. Under the Bonus Program, the Bank's return on assets for the period from January through October is used to determine the bonus levels of Bank officers. Officers' bonuses are directly linked to the return on assets. For example, if American Federal Savings Bank produces a return on assets of .90%, then each officer would receive a bonus of 9% of annual base salary. For the year ended June 30, 2000, American Federal Savings Bank paid total bonuses of $99,000. Mr. Dreyer's bonus during this period was $6,860.

      Employee Stock Ownership Plan. In connection with its reorganization to the mutual holding company form of organization, the Bank established the ESOP for employees age 21 or older who have at least one year of credited service with the Bank.

      As of June 30, 2000, the ESOP held 46,006 shares of Common Stock. These shares represent shares purchased by the ESOP in the offering. Shares of Common Stock purchased by the ESOP were funded by funds borrowed from Eagle. Shares purchased in the reorganization by the ESOP will be allocated to participants' accounts over ten (10) years.

      The ESOP is administered by an unaffiliated corporate trustee in conjunction with the ESOP Committee of the Bank. The ESOP trustee must vote all allocated shares held by the ESOP in accordance with the instructions of participating employees. Shares for which employees do not give instructions will be voted by the ESOP trustee.

      GAAP requires that any third party borrowing by the ESOP be reflected as a liability on Eagle's statement of financial condition. Since the ESOP is borrowing from Eagle, such obligation is eliminated in consolidation. However, the cost of unallocated shares are treated as a reduction of shareholders' equity.

      Contributions to the ESOP and shares released from the suspense account are allocated among ESOP participants on the basis of participants' compensation as it relates to total participant compensation. Employees are fully vested upon completion of seven (7) years of service. Benefits may be payable upon retirement, early retirement, disability, death or separation from service.

      The ESOP is subject to the requirements of ERISA and regulations of the IRS and the United States Department of Labor.

                              CERTAIN TRANSACTIONS

      No directors, executive officers or immediate family members of such individuals were engaged in transactions with Eagle, American Federal or any subsidiary involving more than $60,000 (other than through a loan) during the fiscal year ended June 30, 2000. Furthermore, Eagle has no "interlocking" relationships in which any executive officer is a member of the board of directors of another entity, one of whose executive officers are a member of American Federal's board of directors. It also does not have any executive officer who is a member of the compensation committee of another entity, one of whose executive officers is a member of American Federal's board of directors.

      American Federal has followed the policy of offering residential mortgage loans for the financing of personal residences, and consumer loans to its officers, directors and employees. Loans are made in the ordinary course of business. They are also made on substantially the same terms and conditions, including interest rate and collateral, as those of comparable transactions prevailing at the time with other persons. These loans do not include more than the normal risk of collectibility or present other unfavorable features. As of June 30, 2000, the aggregate principal balance of loans outstanding to all directors, executive officers and immediate family members of such individuals was approximately $81,000.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCES

      To the knowledge of the Board and based upon a review of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) during the fiscal year ended June 30, 2000, no person who is a director, officer or beneficial owner of 10% of the Common Stock failed to file on a timely basis, the reports required by Section 16(a) of the Securities Exchange Act.

                    PROPOSAL II - RATIFICATION OF APPOINTMENT
                             OF INDEPENDENT AUDITORS

      The Board of Directors of the Company has appointed the firm of Anderson ZurMuehlen & Co., P.C., Certified Public Accountants, to act as independent auditors for the Company for the fiscal year ending June 30, 2000, subject to ratification of such appointment by the stockholders. A representative of Anderson ZurMuehlen & Co., P.C. will be present at the Annual Meeting, will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions. Eagle Financial MHC intends to vote its shares of Common Stock in favor of the ratification of the appointment of Anderson ZurMuehlen & Co., P.C.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF Anderson ZurMuehlen & Co., P.C. AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL 2001 UNDER THIS PROPOSAL II.

      Information Concerning Change in Auditor. On April 20, 2000, the board of directors of Eagle approved a change in auditors. Specifically, the Board determined to replace Moss Adams LLP ("Moss Adams") with Anderson ZurMuehlen & Co., P.C. Anderson ZurMuehlen & Co., P.C. has audited the financial statements of Eagle and its subsidiary, American Federal for the fiscal year ended June 30, 2000.

      Moss Adams' report on the financial statements for the fiscal year ended June 30, 1999, did not contain an adverse opinion or disclaimer of opinion and was not qualified as to uncertainty, audit scope or accounting principles. During the fiscal year ended June 30, 1999, and through the date hereof, there were no disagreements between Eagle or the Bank and Moss Adams on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

      During the fiscal year ended June 30, 1999, and through the date hereof, Moss Adams did not advise, and has not indicated to Eagle or the Bank that it had any reason to advise Eagle or the Bank of the following:

            o that the internal controls necessary for Eagle to develop reliable financial statements did not exist;

            o that information had come to Moss Adams' attention that had led it to no longer be able to rely on management's representations, or that made it unwilling to be associated with the financial statements prepared by management;

            o that Moss Adams needed to expand significantly the scope of Eagle or the Bank's audit, or that information had come to Moss Adams' attention during such time period that if further investigated might materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements. Further, Moss Adams did not advise Eagle or the Bank that matters came to its attention which would materially impact upon the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements). In addition, Eagle or the Bank were not advised by Moss Adams of any matters that would cause it to be unwilling to rely on management's representation or to be associated with Eagle or the Bank's financial statements;

            o that information had come to Moss Adams' attention that it had concluded materially impacted the fairness or reliability of either a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to Moss Adams' satisfaction, have prevented it from rendering an unqualified audit report on those financial statements);

      Eagle requested Moss Adams to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Moss Adams agrees with the statements made by Eagle herein and, if not, stating the respects to which Moss Adams does not agree. A copy of such letter has been filed with the Securities and Exchange Commission as an Exhibit to Eagle's Form 10-KSB.

      The Board has determined to appoint Anderson ZurMuehlen & Co., P.C. as Eagle and the Bank's outside independent auditor because the Board has determined that it is in the best interest of Eagle and its shareholders to engage a local accounting firm. Anderson ZurMuehlen & Co., P.C. has an office in, and is based in, Helena, Montana. Moss Adams does not have such an office. Anderson ZurMuehlen & Co., P.C. previously provided accounting services to the Bank, including auditing the financial statements of the Bank for each of the fiscal years up to and including the fiscal year ended June 30, 1998. During this period, Anderson ZurMuehlen & Co., P.C. was the Bank principal accountant. In that connection, Anderson ZurMuehlen & Co., P.C. met with directors and senior officers of the Bank and discussed its audit reports of the Bank. Anderson ZurMuehlen & Co., P.C.'s audit reports for these periods did not contain an adverse opinion or disclaimer of opinion and were not qualified as to uncertainty, audit scope or accounting principles. The Bank and Anderson ZurMuehlen & Co., P.C. have had no disagreements on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

      Eagle requested Anderson ZurMuehlen & Co., P.C. to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Anderson ZurMuehlen & Co., P.C. agrees with the statements made by Eagle herein and if not, stating the respects to which Anderson ZurMuehlen & Co., P.C. does not agree. A copy of such letter was filed with the Securities and Exchange Commission on Form 8-K on April 27, 2000.

                    PROPOSAL III - APPROVAL OF EAGLE BANCORP
                            2000 STOCK INCENTIVE PLAN

      The Eagle Bancorp 2000 Stock Incentive Plan (the "Stock Incentive Plan") authorizes up to 80,511 shares of Common Stock to be made available to non-employee directors, officers and employees as options (incentive or nonqualified) (collectively, "Options"), or restricted stock ("Recognition and Retention Plan Stock" or "RRP Stock") as described below. Options under the Stock Incentive Plan are rights to purchase Common Stock at a fixed price set forth in an option agreement, generally the fair market value at the date of grant. RRP Stock is an award of actual stock subject to forfeiture provisions if the recipient leaves the Company or the Bank before a specified number of years. The purpose of the Stock Incentive Plan is to attract and retain qualified personnel in key positions and provide officers, employees and non-employee directors with a proprietary interest in Eagle as an incentive to contribute to the success of Eagle. Additionally, the Stock Incentive Plan serves to promote the attention of management to stockholders' concerns and to reward employees for outstanding performance. The following is a summary of the material terms of the Stock Incentive Plan, which is qualified in its entirety by the complete provisions of the Stock Incentive Plan, attached hereto as Exhibit A.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
       THE EAGLE BANCORP 2000 STOCK INCENTIVE PLAN UNDER THIS PROPOSAL III

      General. The Stock Incentive Plan authorizes the granting of options to purchase Common Stock and awards of RRP Stock. The maximum number of shares reserved for purchase pursuant to the exercise of options is 57,508 shares, provided such number is not in excess of 4.70% of the outstanding shares of Common Stock as of the effective date of the Stock Incentive Plan. The maximum number of the shares reserved for the award of RRP Stock is 23,003 shares, provided such number is not in excess of 1.88% of the outstanding shares of Common Stock as of the effective date of the Stock Incentive Plan. All officers, employees and non-employee directors of the Company and its affiliates are eligible to receive awards under the Stock Incentive Plan. The Stock Incentive Plan will be administered by the Compensation Committee of the Company (the "Committee"). Authorized but unissued shares or shares previously issued and reacquired by the Company may be used to satisfy the awards under the Stock Incentive Plan. If authorized but unissued shares are utilized to fund the grant of RRP Stock or the exercise of options granted under the Stock Incentive Plan, it will result in an increase in the number of shares outstanding and will have a dilutive effect on the holdings of existing stockholders. Management's current intention is to purchase Common Stock from market sources in order to fund the grants to RRP Stock. However, management's intention is based on current market conditions and is subject to change.

      Stock Option Awards. The Stock Incentive Plan permits the award of Options to employees and officers of the Bank or the Company in the form of either incentive options qualified under ss. 422 of the Code ("Incentive Stock Options" or "ISO") or as nonqualified stock options. Non-employee directors are only eligible to receive grants of non-qualified stock options. Under the Stock Incentive Plan, the Committee will determine which non-employee directors, officers and employees will be granted Options, whether such Options will be ISOs or nonqualified stock options, and when such Options can be exercised. Under the terms of the Stock Incentive Plan, any Option granted prior to April 4, 2001, may not vest in annual installments of greater than 20% of the number of shares underlying the Option award. Vesting must not commence earlier than at least one year from the date of the grant. Finally, the vesting of such Options may not be accelerated, except in the case of death or disability. The exercise price of all Incentive Stock Options must be at least 100% of the fair market value of the underlying Common Stock at the time of grant, except as provided below. The criteria used for the award of Options will be determined by the Committee. The Committee may take into account job duties and responsibilities, seniority, job performance, and a comparison of similar awards by companies comparable to the Company when granting Options to officers, employees and directors.

      Incentive Stock Options may only be granted to officers and employees. In order to qualify as Incentive Stock Options under Section 422 of the Code, the exercise price must not be less than 100% of the fair market value of the underlying Common Stock on the date of the grant and the term of the Option may not exceed ten years from the date of grant. Incentive Stock Options granted to any person who is the beneficial owner of more than 10% of the outstanding Common Stock may be exercised only for a period of five years from the date of grant and the exercise price must be at least equal to 110% of the fair market value of the underlying Common Stock on the date of grant.

      The Stock Incentive Plan permits the Committee to grant, in its discretion, non-qualified options at fair market value to directors, as well as to officers and employees. No awards of any nature are specifically contemplated at this time. Unless sooner terminated, the Stock Incentive Plan will be in effect for a period of ten years from the date of approval by Eagle's stockholders.

      Tax Treatment of Options. A recipient will generally not be deemed to have recognized taxable income upon grant or exercise of any Incentive Stock Option, provided that shares transferred in connection with the exercise are not disposed of by the optionee for at least one year after the date the shares are transferred in connection with the exercise of the option and two years after the date of grant of the option. If certain holding periods are satisfied, upon disposal of the Common Stock, the aggregate difference between the per share option exercise price and the fair market value of the Common Stock is recognized as income taxable at long-term capital gains rates. No compensation deduction may be taken by the Company as a result of the grant or exercise of Incentive Stock Options, assuming these holding periods are met.

      For nonqualified stock options and, in the case of a disqualifying disposition of an Incentive Stock Option, a recipient will be deemed to receive ordinary income upon exercise of the stock option in an amount equal to the amount by which the exercise price of the option is exceeded by the fair market value of the Common Stock purchased by exercising an option on the date of exercise. The amount of any ordinary income deemed to be received by an optionee upon the exercise of a nonqualified stock option, or due to a disqualifying disposition of an Incentive Stock Option, would be a deductible expense for tax purposes by Eagle.

      As of September 12, 2000, the closing price per share of the Common Stock as reported on the OTC Bulletin Board was $10 3/8.

      Recognition and Retention Plan Stock Awards. The Stock Incentive Plan also permits the use of Recognition and Retention Plan Stock awards ("RRP Stock"). Under the terms of the Stock Incentive Plan up to 23,003 of the shares contained in the Stock Incentive Plan are available for awards as RRP Stock. The terms of the

RRP Stock awards shall be set by the Committee at the time of grant; however, pursuant to OTS policy, any RRP Stock granted prior to April 4, 2001, may not vest at a rate greater than 20% per year nor begin to vest sooner than one year from the date of grant. The vesting of any RRP Stock so granted may not be accelerated, except in the case of death or disability. The use of RRP Stock is intended to enable the Company and the Bank to retain personnel of experience and ability in key positions of responsibility.

      Restricted stock awards to officers, employees and non-employee directors will be granted based upon a number of factors to be determined by the Committee, including seniority, job duties and responsibilities, job performance, and a comparison of similar awards by companies comparable to the Company. Common Stock used for RRP Stock awards may be authorized but unissued shares or previously issued shares of Common Stock repurchased by the Company.

      Tax Treatment of RRP Stock. Recipients of the RRP Stock will recognize income for the taxable years in which stock becomes vested without restriction, unless the recipients elect to be taxed in an earlier year before the RRP Stock is vested. The Company will receive a tax deduction for the fair market value of the shares when included in income by recipients. Any increase in the value of the Common Stock would increase the tax deduction taken by the Company. Likewise a decrease in the value of the Common Stock would decrease the tax deduction taken by the Company.

      Amendment, Termination or Revision of the Stock Incentive Plan. The Committee may amend or terminate the Stock Incentive Plan at any time. Such amendments are required to be approved by stockholders in accordance with applicable law and regulation if such approval is required to satisfy requirements of the Securities and Exchange Commission under Rule 16b-3 under the Securities Exchange Act of 1934 or other regulatory requirements. The Stock Incentive Plan terminates ten years after its effective date. The Stock Incentive Plan permits Options which expire to be reissued. The Stock Incentive Plan permits adjustment by the Committee of the number of shares to reflect reclassification, recapitalization or similar capital change. The adjustments by the Committee shall be conclusive and binding on the Company and any participants. The Committee's adjustments are designed to maintain the same proportion for the number of shares which existed before the event requiring adjustment.

      Stockholder Approval. The Stock Incentive Plan complies with the regulations of the Office of Thrift Supervision ("OTS"). The OTS has not endorsed or approved of the Stock Incentive Plan. Pursuant to OTS regulations, the Stock Incentive Plan may not be implemented prior to April 4, 2001, unless it is approved by the affirmative vote of the holders of a majority of the total votes eligible to be cast by the Company's stockholders, other than those held by Eagle Financial MHC, at a duly called meeting of stockholders held no earlier than six months after completion of the reorganization.

      The Stock Incentive Plan provides that it shall become effective upon the earlier of: (i) the date that it is approved by the Company's stockholders as provided above; or (ii) April 4, 2001. Accordingly, if the Stock Incentive Plan is not approved at the Annual Meeting, the Stock Incentive Plan, and any grants thereunder, may become effective on April 4, 2001, without further stockholder approval, unless it is terminated by the Board of Directors. However, in the absence of approval of the Stock Incentive Plan by stockholders, the Board of Directors will review applicable law before implementation of the Stock Incentive Plan. If the Board determines to implement the Stock Incentive Plan under such circumstances, the Options awarded under the Stock Incentive Plan would not qualify as Incentive Stock Options under the Code, and the Company's qualification to have the Common Stock quoted on the OTC Bulletin Board.

                                NEW PLAN BENEFITS

      As of the date of this Proxy Statement, no determination has been made regarding the granting of RRP Stock or Options under the Stock Incentive Plan. However, under OTS regulations governing stock incentive plans adopted within one year of reorganization, or April 4, 2001, in the case of Eagle, no individual employee may receive more than 25% of the shares of any plan and non-employee directors may not receive more than 5% of any plan individually or 30% in the aggregate for all directors. Any grants made under the Stock Incentive Plan will comply with these limitations.

                                 OTHER BUSINESS

      As of the date of this Proxy Statement, the Board of Directors of the Company knows of no matters to be brought before the Annual Meeting other than procedural matters incident to the conduct of the Annual Meeting. If further business is properly presented, the proxy holders will vote proxies, as determined by a majority of the Board of Directors.

                  STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

      Pursuant to the proxy solicitation regulations of the Securities and Exchange Commission (the "SEC"), any shareholder proposal intended for inclusion in the Company's proxy statement and form of proxy related to the Company's 2001 Annual Meeting of stockholders must be received by the Company by May 22, 2001, pursuant to the proxy solicitation regulations of the SEC. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and form of proxy any stockholder proposal which does not meet the requirements of the SEC in effect at that time.

      Whether or not you intend to be present at the Annual Meeting, you are urged to return your proxy card promptly. If you are then present at the Annual Meeting and wish to vote your shares in person, your original proxy may be revoked by voting at the Annual Meeting. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your recordholder to vote personally at the Annual Meeting.

                                              By Order of the Board of Directors


                                              /s/ Larry A. Dreyer

                                              Larry A. Dreyer
                                              President and CEO

Helena, Montana
September 15, 2000

                                                                       EXHIBIT A

                                  EAGLE BANCORP
         2000 Stock Incentive Plan for Directors, Officers and Employees

      This 2000 Stock Incentive Plan (the "Plan") governs: (i) grants of options to purchase shares of the common stock, $.01 par value (the "Common Stock") of Eagle Bancorp (the "Company" or "Eagle") ("Options"), and (ii) awards of restricted Common Stock ("Recognition and Retention Plan Stock" or "RRP Stock") by the Company to directors, officers and employees of the Company or American Federal Savings Bank (the "Bank"). The Plan is intended to provide additional incentives to promote the future success and growth of the Company by providing participants with a direct stake in the Company and, in the case of officers and employees, to encourage qualified persons to seek and accept employment with the Company. The Plan will be effective on the earlier of October 19, 2000, or the date that the Plan is approved by stockholders of Eagle (the "Effective Date").

I. Administration of the Plan.

      (a) The Compensation Committee of Eagle (the "Committee") shall administer the Plan. The Committee shall at all times consist of two or more disinterested directors of the Company, who shall be appointed by the Board of Directors. A member of the Board of Directors shall be deemed to be "disinterested" only if he satisfies (i) such requirements as the Securities and Exchange Commission may establish for non-employee directors administering plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (ii) such requirement as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the "Code"). The Board of Directors may also appoint one or more separate committees of the Board of Directors, each composed of one or more directors of the Company who need not be disinterested and who may grant awards and administer the Plan with respect to employees and directors who are not considered officers or directors of the Company under Section 16 of the Exchange Act or for whom awards are not intended to satisfy the provisions of Section 162(m) of the Code.

      (b) Within the limits of the Plan, the Committee shall determine the individuals to whom, and the times at which, Options shall be granted and awards made, the type of Option to be granted and the number of shares subject to each Option or award. The Committee may establish such rules as it deems necessary for the proper administration of the Plan, make such determinations and interpretations with respect to the Plan and Options granted hereunder as may be necessary or desirable and include such further provisions or conditions in such Options as it deems advisable. Any determination or interpretation made by the Committee hereunder shall be conclusive and binding upon both the Company and the participant.

II. Shares Subject to the Plan.

      (a) Subject to adjustment as provided in Section (b), below, the maximum number of shares issuable under the Plan shall be 80,511. Subject to adjustment as provided in Section (b), below, the maximum number of shares reserved for RRP Stock under the Plan is 23,003, which number shall not exceed 1.88% of the outstanding shares of the Common Stock determined as of the Effective Date. Subject to adjustment as provided in section (b), below, the maximum number of shares reserved hereby for purchase pursuant to the exercise of Options granted under the Plan is 57,508, which number shall not exceed 4.70% of the outstanding shares of Common Stock as of the Effective Date. The shares of Common Stock issued under the Plan may be either authorized but unissued shares or authorized shares previously issued and reacquired by the Company. To the extent that Options and RRP Stock are granted under the Plan, the shares underlying such awards will be unavailable for any other use including future grants under the Plan except that, to the extent that RRP Stock or Options terminate, expire, or are forfeited without having vested or without having been exercised, new awards may be made with respect to these shares.

      (b) In the event of a stock dividend, split, combination or reclassification of shares, recapitalization or other similar capital change relating to the Common Stock, the aggregate number and kind of shares or securities of the Company that may be issued under the Plan and the price of such shares, shall be appropriately adjusted by the Committee (whose determination shall be conclusive and binding upon both the Company and the participant) so that the proportionate number of shares or securities shall be maintained as before the occurrence of such event.

      (c) Whenever Options or RRP Stock under the Plan lapse or terminate or otherwise become unexercisable, the shares of Common Stock that were awarded as RRP stock or subject to such Options may again be made awarded under the Plan. The Company shall at all times while the Plan is in force reserve such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan.

III. Participants.

      Options and RRP Stock may be granted to directors, officers and other employees provided that the Committee may exclude any individual from eligibility under the Plan. The foregoing notwithstanding, Incentive Stock Options may be awarded only to persons eligible under the Code.

IV. Options.

      (a) Options may be granted under the Plan either as Incentive Stock Options under Section 422 of the Code (or any successor section), or as non-statutory stock options. Options may be granted from time to time by the Committee, provided that no Incentive Stock Option shall be granted hereunder after 10 years from the Effective Date hereof, or if the limitation of $100,000 set forth in the Code on the aggregate fair market value of Common Stock underlying Incentive Stock Options exercisable for the first time by a participant in any calendar year (or such other limitation as the Code may prescribe) would be exceeded. The granting date for each Option shall be the date on which it is approved by the Committee, or such later date as the Committee may specify. Options granted hereunder shall be evidenced by stock option certificates in such form not inconsistent with the Plan (which in the case of Incentive Stock Options shall conform to the requirements for an Incentive Stock Option contained in the Code) as the Committee may from time to time determine. The form of such Options may vary among optionees.

      (b)   1.    In the case of Incentive Stock Options, the price per share at which Common Stock may from time to time be optioned shall be determined by the Committee at the time of grant, provided that such price shall not be less than 100 percent of the fair market value (110 percent in the case of employees who own or are deemed to own more than 10 percent of the total combined voting power of all classes of stock of the Company or any subsidiary of the Company) of a share of Common Stock on the granting date as reasonably determined by the Committee in good faith (or such other minimum price as the Committee may prescribe).

            2. In the case of non-statutory stock options the price per share at which Common Stock may from time to time be optioned shall be determined by the Committee at the time of grant provided that such price shall not be less than 100 percent of the fair market value of a share of Common Stock on the granting date as reasonably determined by the Committee in good faith (or such other minimum price as the Committee may prescribe).

            3. Common Stock purchased pursuant to an option agreement shall be paid for in full at time of purchase. The purchase price upon exercise of an Option may be paid in whole or in part in
                  (i) cash or (ii) whole shares of Common Stock which the optionee has held for at least six months, evidenced by negotiable certificates valued at their fair market value on the date of exercise. Upon receipt of payment Eagle shall deliver to the optionee (or other person entitled to exercise the Option) a certificate or certificates for such shares. If certificates representing shares of Common Stock are used to pay all or part of the purchase price of an Option, the Committee shall determine acceptable methods for tendering Common Stock and may impose such limitations and prohibitions on the use of Common Stock to pay all or part of the purchase price of an option as it deems appropriate. It shall be a condition to the performance of Eagle's obligation to issue or transfer Common Stock upon the exercise of an Option that the optionee pay, or may provision satisfactory to Eagle for the payment of, any taxes (other than stock transfer taxes) which Eagle is obligated to collect with respect to the issue or transfer of Common Stock upon such exercise.

      (c) The Committee shall determine the term of all Options (provided in the case of an Incentive Stock Option that the term shall not be greater than the term prescribed by the Code, which is currently by 5 years in the case of employees who own or are deemed to own more than 10 percent of the total combined voting power of all classes of stock of the Company or any subsidiary of the Company and 10 years in the case of other employees), the time or times that Options are exercisable and whether they are exercisable in installments. Such determination shall be made in compliance with Section IX hereof.

V. Other Provisions Relating to Options.

      (a) Options granted under the Plan shall not be transferable by the holder thereof otherwise than by will or the laws of descent and distribution. Each Option shall be exercisable, during a participant's lifetime, only by him or her. After a participant's death, an Option shall be exercisable only by the executor, administrator or other legal representative of the estate of the participant (the "Representative").

      (b) In the event of a consolidation or merger of the Company or the Bank with another corporation, the sale or exchange of all or substantially all the assets of the Company or the Bank or a reorganization or liquidation of the Company or the Bank, each holder of any outstanding and vested Option shall be entitled to receive upon exercise and payment in accordance with the terms of the Option the same shares, securities or property that such holder would have been entitled to receive upon the occurrence of such event if such holder had been, immediately prior to such event, the holder of the number of shares of Common Stock purchasable under his or her Option or, if another corporation shall be the survivor, such corporation shall substitute therefor substantially equivalent shares, securities or property of such other corporation.

      (c) In the event that the Committee shall at any time prior to the exercise in full by a participant of Options held by him or her (and regardless of whether such participant is then in the employ of or is a director of the Company or the Bank) determine that such participant either before or after the termination of his or her employment or directorship with the Company or the Bank has committed an act of misconduct for which such participant (if the participant had been an employee) could have been discharged for cause by the Company or the Bank or has participated or engaged in any business activity determined by the Committee to be in any way harmful or prejudicial to the interests of the Company or the Bank, such Options shall forthwith terminate, and notwithstanding any other provisions hereof, such participant shall not thereafter be entitled to exercise such Options in whole or in part. Any determination made by the Committee hereunder shall be conclusive and binding upon both the Company and the participant.

      (d) In the case of a participant who is a director and who terminates service as a director for any reason before having exercised all granted Options, such Options may be exercised in whole or in part within one year of the date of termination to the extent exercisable on the date of termination. If a participant's employment with the Company or the Bank or any subsidiary corporation, or a corporation (or parent or subsidiary corporation of such corporation) issuing or assuming a stock option in a transaction to which
Section 424(a) of the Code (or any successor section) applies, is terminated for any reason otherwise than by his or her death or disability (within the meaning of Section 22(e)(3) of the Code (or any successor section)), he or she may exercise the Options that he or she had been granted hereunder to the extent exercisable at the time of such termination only within 90 days from the date of termination. If a participant's employment is terminated by reason of disability, such Options may be exercised within one year from the date of termination to the extent exercisable on the date of termination. Upon the death of a participant, the participant's Representative shall have the right, at any time within two years after the date of death, to exercise in whole or in part any Options that were available to the participant at the time of his or her death. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of the applicable exercise period.

      (e) Options may be granted under the Plan in substitution for Options held by employees of a corporation who become employees of the Company or the Bank or any subsidiary corporation of the Company or the Bank eligible to receive options under the Plan as a result of an acquisition transaction. The terms and conditions of the substitute Options granted may vary from those set forth in the Plan to the extent deemed appropriate by the Committee to conform to the provisions of the Options for which they are substituted.

VI. Recognition and Retention Plan Stock.

      (a) Notice. The Committee shall promptly provide each director, officer or other employee designated by the Committee to receive RRP Stock ("Recipient") with written notice setting forth the amount of the award, the vesting schedule of the award, and such other terms and conditions of the award as may be considered appropriate by the Committee.

      (b) Restrictions. The shares of Common Stock transferred pursuant to an award of RRP Stock shall be subject to the following restrictions:

            1. No shares of Common Stock subject to awards granted under the Plan may be sold, transferred, assigned, pledged, encumbered or otherwise alienated or hypothecated unless, until and then only to the extent that the restrictions set forth in this paragraph VI(b) shall have lapsed in accordance with paragraph VI(c).

            2.    The Committee may provide either that

                  (i) Stock certificates evidencing shares of Common Stock transferred pursuant to an award of RRP Stock shall be issued in the sole name of the Recipient (but shall be held by the Company until the restrictions shall have lapsed in accordance with the terms of the award and the
                        Plan) and shall bear a legend which, in part, shall provide that:

                        "The shares of Common Stock of Eagle Bancorp, evidenced by this certificate are subject to the terms and restrictions of the Eagle Bancorp 2000 Stock Incentive Plan. Such shares are subject to forfeiture or cancellation under the terms of said Plan, and such shares shall not be sold, transferred, assigned, pledged, encumbered or otherwise alienated or hypothecated except pursuant to the provisions of said Plan, a copy of which is available from Eagle Bancorp upon request."

                  or

                  (ii) Stock certificates evidencing shares of Common Stock that are the subject of an award of RRP Stock shall be issued in the name of the Company. The Company shall hold such Common Stock for the benefit of the Recipient until the restrictions have lapsed in accordance with the terms of the award and the Plan. In such instance, whenever shares of Common Stock underlying an award of RRP Stock are distributed to a Recipient or beneficiary thereof under the Plan, such Recipient or beneficiary shall also be entitled to receive with respect to each such share distributed, a payment equal to any cash dividends or distributions (other than distributions in shares of Common Stock) and the number of shares of Common Stock equal to any stock dividends, declared and paid with respect to a share of Common Stock if the record date for determining shareholders entitled to receives such dividends falls between the date of the relevant award was granted and the date the relevant award or installment thereof is distributed. If the Committee determines to establish a trust in connection with this Plan to hold Plan assets for the purposes set forth herein, there shall also be distributed an appropriate amount of net earnings, if any, of the trust with respect to any dividends paid out.

      (c) Lapse of Restrictions. The restrictions set forth in paragraph VI(b) shall lapse as follows:

            1. Such restrictions shall lapse with respect to the shares of Common Stock awarded pursuant to a specific award of RRP Stock at the times determined by the Committee and on the terms stated in the notice of the award. Such restrictions shall lapse only if on the date restrictions are to lapse, the Recipient has been an officer, director or employee continuously from the time of the award to such date of lapse. The purpose of the restrictions is to provide an incentive to each Recipient to remain with the Company or the Bank and to perform assigned tasks and responsibilities in a manner consistent with the best interests of the Company or the Bank and its stockholders.

            2. In the event of the termination of employment of a Recipient, except as specified in paragraph VI(c)(3) below, all shares of Common Stock still subject to restrictions shall be returned to or canceled by the Company and shall be deemed to have been forfeited by the Recipient.

            3. In the event of the termination of employment of a Recipient by reason of death or permanent and total disability within the meaning of Section 22(e)(3) of the Code, any outstanding restrictions in respect to any RRP Stock awarded to such Recipient will automatically lapse, and the shares of Common Stock subject to the award shall be distributed to the Recipient or, in the case of death, to his or her estate.

      (d) Rights as a Shareholder. Upon issuance of the stock certificates evidencing an award of RRP Stock and subject to the restrictions set out in paragraph VI(b), the Recipient of an award shall have all of the rights of a shareholder of the Company with respect to the shares of Common Stock represented by such award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect to such shares, provided that any stock dividends received on shares of restricted stock shall be subject to the same restrictions as such underlying shares until the restrictions on such underlying shares lapse.

VII. Withholding Taxes.

      (a) Upon the exercise of non-statutory stock options, the participant shall be required to pay to the Company or authorize the Company to deduct from other amounts payable to the participant the amount of any taxes that the Company is required to withhold with respect to such exercise. The participant may elect to satisfy such withholding obligation by (i) delivering to the Company Common Stock owned by such individual having a fair market value equal to such withholding obligation or (ii) requesting that the Company withhold from the shares of Common Stock to be delivered a number of shares of Common Stock having a fair market value equal to such withholding obligation.

      (b) In the case of an Incentive Stock Option, the participant shall be required (i) to inform the Company promptly of any disposition (within the meaning of Section 424(c) of the Code (or any successor section) and the rules thereunder) of Common Stock received upon exercise, and (ii) to pay to the Company or authorize the Company to deduct from other amounts payable to the participant the amount of any taxes that the Company is required to withhold with respect to such disposition.

      (c) In the case of RRP Stock, the Company shall have the right to withhold the amount of taxes the Company is required to withhold from the amount awarded, or from the amount paid, or from other amounts payable to the participant.

VIII. Amendment or Termination.

      The Committee may amend or terminate the Plan at any time, provided that any such amendment shall be subject to the approval of the stockholders of the Company in accordance with applicable law and regulations if such approval is necessary to satisfy the requirements of Rule 16b-3 (or any successor rule) under the Exchange Act or other regulatory requirements. Unless hereafter amended to provide for a different termination date, the Plan shall terminate ten years after the Effective Date.

IX. Compliance With OTS Conversion Regulations.

      Notwithstanding any other provision contained in this Plan:

      (a) No award or Option under the Plan shall be made which would be prohibited by 12 C.F.R. ss. 563b.3(g)(4).

      (b) Unless the Plan is approved by a majority vote of the outstanding shares of the total votes eligible to be cast at duly called meeting of stockholders to consider the Plan, other than those held by Eagle Financial MHC, as required by 12 C.F.R. ss. 563b.3(g)(4)(vii), the Plan shall not become effective or implemented prior to one year from the date of the Bank's reorganization, or April 4, 2001;

      (c) No award or Option granted prior to one year from the date of the Bank's reorganization, or April 4, 2001, shall become vested or exercisable at a rate in excess of 20% per year of the total number of Restricted Stock Awards or Options (whichever may be the case) granted to such Participant, provided, that awards or Options shall become fully vested or immediately exercisable in the event of a Participant's termination of service due to death or disability;

      (d) No award or Options granted to any individual Employee prior to one year from the date of the Bank's reorganization, or April 4, 2001, may exceed 25% of the total amount of awards or Options, respectively, which may be granted under the Plan;

      (e) No award or Options granted to any individual non-employee director prior to one year from the date of the Bank's reorganization, or April 4, 2001, may exceed 5% of the total amount of awards or Options, respectively, which may be granted under the Plan; and

      (f) The aggregate amount of awards or Options granted to all non-employee directors prior to one year from the date of the Bank's reorganization, or April 4, 2001, may not exceed 30% of the total amount of awards or Options, respectively, which may be granted under the Plan.

      (g) Any change or amendment to the Plan which eliminates the restrictions required by 12 C.F.R. ss. 563b.3(g)(4) shall require prior approval of the Company's stockholders.